                                                               Exhibit 10.49

                            SECOND AMENDMENT TO LEASE
                          (Adding Additional Premises)

            THIS SECOND AMENDMENT TO LEASE ("Amendment") is executed as of December 10, 1999, between BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company ("Landlord"), and LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

                                    RECITALS

            A. Shorenstein Management, Inc., as Trustee of SRI Two Realty Trust, as landlord, and Tenant, as tenant, entered into a written lease, dated February 13, 1997, pursuant to which Tenant leased from Landlord a portion of the fourth
(4th) floor of the building located at 950 Winter Street, Waltham, Massachusetts (the "Building"). The lease was modified and supplemented by that certain letter agreement, dated March 28, 1997, which confirmed the commencement date of the lease, and that certain letter, dated January 29, 1999, pursuant to which the address for notices to Landlord under the lease was changed, and was amended by a First Amendment to Lease between Landlord and Tenant dated June 29, 1999, pursuant to which certain premises on the second (2nd) floor of the Building were substituted for the premises originally covered by the lease and the term of the lease was extended. The lease, as so modified, supplemented and amended, is hereinafter referred to as the "Lease". The term of the Lease is scheduled to expire on August 31, 2002. Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

            B. Landlord and Tenant presently desire to amend the Lease to provide for the leasing by Tenant of additional space on the second (2nd) floor of the Building upon and subject to the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

            1. Additional Premises. The space located on the second (2nd) floor of the Building and outlined on attached Exhibit A (the "Additional Premises") shall be added to the Premises covered by the Lease effective as of the date on which the Additional Premises are delivered to Tenant in their "as is" condition (the "Additional Premises Commencement Date"), and continuing through the expiration of the Lease term. Notwithstanding the foregoing, if for any reason Landlord is delayed in delivering the Additional Premises to Tenant, then neither this Amendment or the Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.

            2. Additional Premises As-Is. Tenant shall accept the Additional Premises in their "as-is" condition, and, notwithstanding any provision of the Lease to the contrary, Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Additional Premises or to otherwise prepare the Additional Premises for Tenant's occupancy.

            3. Monthly Rent for Additional Premises. To reflect the lease by Tenant of the Additional Premises, effective as of the Additional Premises Commencement Date, Tenant shall pay Monthly Rent under Paragraphs 2.c. and 5 of the Lease with respect to the Additional Premises in the amount of $2,711.50 per month.

            4. Tenant's Share, Base Year, Base Tax Year, and Tenant's Electrical Charge for Additional Premises. To reflect the lease of the Additional Premises, effective as of the Additional Premises Commencement Date, Tenant shall pay Tenant's Share of increases of Operating Expenses and Tax Expenses under Paragraph 7 of the Lease with respect to the Additional Premises, as to which:
(a) the Tenant's Share set forth in Paragraph 2.e. of the Lease shall be 0.41%,
(b) the Base Year set forth in Paragraph 2.f. of the Lease shall be calendar year 1999, (c) the Base Tax Year set forth in Paragraph 2.f. of the Lease shall be the fiscal tax year ending June 30, 1999, and (d) the Tenant's Electrical Charge set forth in Paragraph 2.i. of the Lease shall be Eighty-Eight and 83/100 Dollars ($88.83) per month.

            5. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Amendment directly with Shorenstein Realty Services, L.P., and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims by any real estate broker or salesman other than Shorenstein Realty Services, L.P. for a commission, finder's fee or other compensation as a result of Tenant's entering into this Amendment.

            6. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant's obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so..

            7. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or to amend the Lease, or an reservation of or option for lease or to amend the Lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant.

            8. Lease in Full Force and Effect. Except as provided above, the Lease is unmodified hereby and remains in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this document as of the date and year first above written.

Landlord:                                          Tenant:

BAY COLONY CORPORATE CENTER LLC,                   LIONBRIDGE TECHNOLOGIES, INC.
a Delaware limited liability company               a Delaware corporation


By   Shorenstein Realty Investors Two, L.P,.       By: /s/ Stephen Lifshatz
     a California limited partnership,                 -------------------------
     Member                                        Name: Stephen Lifshatz
                                                        ------------------------
     By   SRI Investors Two, L.P.,                 Title: CFO
          a California limited partnership,              -----------------------
          General Partner

          By   Shorenstein Company, L.P., a
               California limited partnership,
               General Partner

               By   Shorenstein Management, Inc., a
                    California corporation,
                    General Partner

                    By /s/ Eric Yopes
                       --------------------------
                       Eric Yopes
                       Vice Chairman, Investments


                                       2